The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 13, 2013

Citigroup Inc.	June , 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0116 Filed Pursuant to Rule 424(b)(2) Registration No. 333-172562
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc., which will rank on par with our other unsubordinated and unsecured obligations.  Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity.  Instead, the value of what you receive at maturity from the issuer may be greater than, equal to or less than the stated principal amount, depending on the performance of shares of the SPDR® S&P 500® ETF Trust (the “underlying equity”) from their initial price to their final price.

▪
The securities offer modified exposure to the performance of the underlying equity, with enhanced participation in a limited range of potential appreciation of the underlying equity and contingent reduced market risk at maturity against potential depreciation of the underlying equity, as described below.  In exchange for the enhanced participation and contingent reduced market risk, investors in the securities must be willing to forgo (i) any appreciation in excess of the maximum gain specified below and (ii) any dividends that may be paid on the underlying equity.  In addition, investors in the securities must be willing to accept downside exposure to the underlying equity if the final price declines from the initial price by more than 15%.  If the final price declines from the initial price by more than 15%, you will not be repaid the stated principal amount of your securities at maturity and, instead, will receive shares of the underlying equity (and cash in lieu of any fractional share) for each security you then own that will be worth less, and possibly significantly less, than your initial investment.

▪
In order to obtain the modified exposure to the underlying equity that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the credit risk of Citigroup Inc. and the risk of not receiving any amounts due under the securities if we default on our obligations.

KEY TERMS
Underlying equity:	Shares of the SPDR® S&P 500® ETF Trust
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Trade date:	June , 2013 (expected to be June 14, 2013)
Settlement date:	June , 2013 (three business days after the trade date)
Final valuation date:	June , 2016 (expected to be June 14, 2016), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June , 2016 (expected to be June 20, 2016)
What you will receive from the issuer at maturity:
For each $1,000 security you hold at maturity:
▪  If the final price is greater than the initial price:
Cash in an amount equal to $1,000 + ($1,000 × the lesser of (i) the underlying return × multiplier and (ii) the maximum gain)
▪  If the final price is less than or equal to the initial price but greater than or equal to the conversion price:
Cash in an amount equal to $1,000
▪  If the final price is less than the conversion price:
A number of shares of the underlying equity equal to the share delivery amount (with cash in lieu of any fractional share based on the final price), the value of which will be worth less, and possibly significantly less, than your initial investment.
If the final price declines from the initial price by more than 15%, the shares (and cash in lieu of any fractional share) you receive at maturity, based on the final price, will be worth 1.1765% less than the stated principal amount of your securities for each 1% by which the decline exceeds 15%.  Accordingly, any incremental decline beyond 15% will result in a higher proportionate loss of principal and the lower the final price, the greater that loss will be, up to a complete loss of principal. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Initial price:	, the closing price of the underlying equity on the trade date
Final price:	The closing price of the underlying equity on the final valuation date
Underlying return:	(final price – initial price) / initial price
Multiplier:	1.60
Maximum gain:	29.00% to 31.00%. The actual maximum gain will be determined on the trade date. Because of the maximum gain, you will not receive more than $1,290 to $1,310 per security at maturity.
Conversion price:	, which is 85% of the initial price
Share delivery amount:	, which is equal to the stated principal amount divided by the conversion price
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	173095373 / US1730953734
Agents:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, as lead agent, and UBS Financial Services Inc., as agent, each acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$25.00	$975.00
Total:	$	$	$
(1) Citigroup Inc. currently expects that the estimated value of the securities on the trade date will be between $954.60 and $959.60 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) CGMI, acting as principal, has agreed to purchase from Citigroup Inc., and Citigroup Inc. has agreed to sell to CGMI, the aggregate stated principal amount of the securities set forth above for $975.00 per security. UBS Financial Services Inc., acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of such securities for $975.00 per security. UBS Financial Services Inc. will receive an underwriting discount of $25.00 per security for each security it sells. For additional information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-02 dated December 27, 2012      Underlying Supplement No. 2 dated December 27, 2012
Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented and modified by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity.  These events and their consequences are described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding the underlying equity that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The share delivery amount, the initial price and the conversion price are each subject to adjustment upon the occurrence of any of the events described in the section “Additional Terms of the Securities—Dilution and Reorganization Adjustments” in this pricing supplement.  That section supersedes the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.

Prospectus for Underlying Equity.  In addition to this pricing supplement, you should read the prospectus for the underlying equity on file at the SEC website, which can be accessed via the hyperlink below. The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

http://www.sec.gov/Archives/edgar/data/884394/000119312513025642/d465941d497.htm

Hypothetical Examples

The diagram below illustrates the value of what you will receive at maturity from the issuer for a range of hypothetical percentage changes from the initial price to the final price, assuming a maximum gain of 29%.  For purposes of the diagram, for a percentage decline of greater than 15%, the value of the shares of the underlying equity you would receive at maturity is based on the closing price of the underlying equity on the final valuation date.  On the maturity date, the value of any shares of underlying equity you receive may differ from their value on the final valuation date.

Investors in the securities will not receive any dividends that may be paid on the underlying equity.  The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive any dividends paid on, and will have no voting or other rights with respect to, the underlying equity or the stocks held by the underlying equity, unless and until you receive shares of the underlying equity at maturity” below.

June 2013	PS-2

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

What you actually receive at maturity per security will depend on the actual initial price and the actual maximum gain, which will be determined on the trade date, and the actual final price.  The examples below are intended to illustrate how what you receive at maturity will depend on whether the final price is greater than or less than the initial price and by how much.  The examples are based on the multiplier of 1.60, a hypothetical initial price of $160.00, a hypothetical maximum gain of 29.00%, a hypothetical conversion price of $136.00 (which is 85% of the hypothetical initial price) and a hypothetical share delivery amount of 7.35294 (which is equal to the stated principal amount divided by the hypothetical conversion price).

Example 1—Upside Scenario A.  The hypothetical final price is $176.00 (a 10% increase from the hypothetical initial price), which is greater than the hypothetical initial price.

What you will receive at maturity per security	=	$1,000 + ($1,000 × the lesser of (i) the underlying return × multiplier and (ii) the hypothetical maximum gain)

=             $1,000 + ($1,000 × the lesser of (i) 10% × 1.60 and (ii) 29.00%)

=             $1,000 + ($1,000 × the lesser of (i) 16% and (ii) 29.00%)

=             $1,000 + ($1,000 × 16%)

=             $1,160

Because the underlying equity appreciated from the hypothetical initial price to the hypothetical final price and the hypothetical total return at maturity per security based on the underlying return and multiplier would be 16%, which is less than the hypothetical maximum gain of 29.00%, you would receive an amount in cash at maturity in this scenario equal to $1,160.00 per security.

Example 2—Upside Scenario B.  The hypothetical final price is $208.00 (a 30% increase from the hypothetical initial price), which is greater than the hypothetical initial price.

What you will receive at maturity per security	=	$1,000 + ($1,000 × the lesser of (i) the underlying return × multiplier and (ii) the hypothetical maximum gain)

=             $1,000 + ($1,000 × the lesser of (i) 30% × 1.60 and (ii) 29.00%)

=             $1,000 + ($1,000 × the lesser of (i) 48% and (ii) 29.00%)

=             $1,000 + ($1,000 × 29.00%)

=             $1,290

Because the underlying equity appreciated from the hypothetical initial price to the hypothetical final price and the hypothetical total return at maturity per security based on the underlying return and multiplier would be 48.00%, which is greater than the hypothetical maximum gain of 29.00%, you would receive an amount in cash at maturity in this scenario equal to the maximum payment at maturity of $1,290.00 per security.  In this scenario, the return on an investment in the securities would be less than the return on a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying equity without a maximum gain.

Example 3—Par Scenario.  The hypothetical final price is $144.00 (a 10% decrease from the hypothetical initial price), which is less than the hypothetical initial price but greater than the hypothetical conversion price.

What you will receive at maturity per security	=	$1,000

Because the hypothetical final price did not decrease from the hypothetical initial price by more than 15%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security.

Example 4—Downside Scenario A.  The hypothetical final price is $128.00 (a 20% decrease from the hypothetical initial price), which is less than the hypothetical conversion price.

What you will receive at maturity per security	=	the share delivery amount (with cash in lieu of any fractional share)

June 2013	PS-3

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

Because the hypothetical final price is less than the hypothetical conversion price, you would receive the hypothetical share delivery amount (with cash in lieu of any fractional share) at maturity.  At maturity, for each security you then hold, you would receive 7 shares of the underlying equity plus a cash payment in lieu of a fractional share calculated by multiplying 0.35294 by the hypothetical final price (0.35294 × $128.00 = $45.18). The value of 7 shares of the underlying equity (based on the final price) plus the cash payment in lieu of a fractional share would be approximately $941.18.  In this scenario, the underlying equity depreciated by 20% and you would incur a loss of 5.88% of your investment (based on the final price).

Example 5—Downside Scenario B. The hypothetical final price is $64.00 (a 60% decrease from the hypothetical initial price), which is less than the hypothetical conversion price.

What you will receive at maturity per security	=	the share delivery amount (with cash in lieu of any fractional share)

Because the hypothetical final price is less than the hypothetical conversion price, you would receive the hypothetical share delivery amount (with cash in lieu of any fractional share) at maturity. At maturity, for each security you then hold, you would receive 7 shares of the underlying equity plus a cash payment in lieu of a fractional share calculated by multiplying 0.35294 by the hypothetical final price (0.35294 × $64.00 = $22.59). The value of 7 shares of the underlying equity (based on the final price) plus the cash payment in lieu of a fractional share would be approximately $470.59. In this scenario, the underlying equity depreciated by 60% and you would incur a loss of 52.94% of your investment (based on the final price).  A comparison of this example with the previous example illustrates the higher proportionate loss to principal due to the greater the depreciation of the underlying equity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying equity.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to the underlying equity contained in the section “Risk Factors” beginning on Page 1 in the accompanying underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

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You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity.  Instead, your payment at maturity will depend on the performance of the underlying equity.  Because the share delivery amount equation converts the shares of the underlying equity at the conversion price, if the final price declines from the initial price by more than 15%, the shares of the underlying equity that you receive at maturity (together with cash in lieu of any fractional share) for each security, based on the final price, will be worth 1.1765% less than the stated principal amount of the securities for every 1% by which the decline exceeds 15%.  You should understand that any depreciation of the underlying equity beyond 15% will result in a magnified loss to your investment by 1.1765 times, which will result in a higher proportionate loss of principal the greater the underlying equity decreases in excess of 15%, up to a complete loss of your investment.  There is no minimum payment at maturity, and you may lose your entire investment in the securities.

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The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

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The multiplier and contingent downside market risk only apply if you hold the securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in a secondary market transaction, the return you realize is unlikely to reflect the full economic effect of the multiplier and the return you realize may be less than 1.60 times any positive return of the index at that time.  In addition, the return you realize may in fact be negative even if the closing price of the underlying equity exceeds the initial price at that time because the conversion price is observed only on the final valuation date and applies at maturity.  You will only have the potential to receive the full benefit of the multiplier and the contingent downside market risk if you hold the securities to maturity.

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Your potential return on the securities is limited.  If the underlying return is positive, you will be entitled to receive at maturity only the stated principal amount of the securities plus a return equal to the lesser of (i) the underlying return times the multiplier and (ii) the maximum gain of 29.00% to 31.00%. Your return on the securities is limited by the maximum gain, regardless of any further

June 2013	PS-4

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016 increase in the closing price of the underlying equity, which may be significant.  Accordingly, the maximum payment at maturity will be $1,290 to $1,310 per security. As a result, the return on an investment in the securities may be less than the return on a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying equity without a maximum gain.

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The securities are subject to the credit risk of Citigroup Inc.  Any payment on the securities will be made by Citigroup Inc. and therefore is subject to the credit risk of Citigroup Inc.  If we default on our obligations under the securities, you may not receive anything owed to you under the securities. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any decline, or anticipated decline, in our credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

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The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price.  The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying equity and market interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate.  The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.  Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the issue price.

June 2013	PS-5

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying equity and a number of other factors, including the price and volatility of the stocks held by the underlying equity, the dividend yields on the underlying equity and the stocks held by the underlying equity, the time remaining to maturity and our creditworthiness.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.  The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

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Your payment at maturity depends on the closing price of the underlying equity on a single day.  Because your payment at maturity depends on the closing price of the underlying equity solely on the final valuation date, you are subject to the risk that the closing price on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities.  If you had invested in another instrument linked to the underlying equity that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing prices of the underlying equity, you might have achieved better returns.

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You will not receive any dividends paid on, and will have no voting or other rights with respect to, the underlying equity or the stocks held by the underlying equity, unless and until you receive shares of the underlying equity at maturity.  As of June 12, 2013, the 12-month trailing dividend yield of the underlying equity was 1.71%  While it is impossible to know the future dividend yield of the underlying equity, if this trailing dividend yield were to remain constant for the term of the securities, you would be forgoing an aggregate yield of 5.13% (assuming no reinvestment of dividends) by investing in the securities instead of investing directly in the underlying equity or in another investment linked to the underlying equity that provides for a pass-through of dividends.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.  You will have rights with respect to the underlying equity only when (and if) you receive shares of the underlying equity at maturity of the securities.

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Our affiliates, or UBS Financial Services Inc. or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such research, opinions or recommendations could affect the price of the underlying equity and the value of the securities.  Our affiliates, and UBS Financial Services Inc. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS Financial Services Inc. or its affiliates may not be consistent with each other and may be modified from time to time without notice.  These and other activities of our affiliates or UBS Financial Services Inc. or its affiliates may adversely affect the price of the underlying equity and may have a negative impact on your interests as a holder of the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the underlying equity to which the securities are linked.

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Trading and other transactions by our affiliates, or by UBS Financial Services Inc. or its affiliates, in the equity and equity derivative markets may impair the value of the securities.  We expect to hedge our exposure under the securities by entering into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, with affiliated or unaffiliated counterparties.  Such trading and hedging activities may affect the price of the underlying equity and make it less likely that you will receive a return on your investment in the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS Financial Services Inc. and its affiliates may also engage in trading in instruments linked to the underlying equity on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Our affiliates or UBS Financial Services Inc. or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the underlying equity. By introducing competing products into the marketplace in this manner, our affiliates or UBS Financial Services Inc. or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

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Our affiliates, or UBS Financial Services Inc. or its affiliates, may have economic interests that are adverse to yours as a result of their respective business activities.  Our affiliates or UBS Financial Services Inc. or its affiliates may currently or from time to time engage in business with the underlying equity or the issuers of the stocks held by the underlying equity, including extending loans to, making equity investments in or providing advisory services to such issuers.  In the course of this business, our affiliates or UBS Financial Services Inc. or its affiliates may acquire non-public information about those issuers, which will not be disclosed to you.  Moreover, if any of our affiliates or UBS Financial Services Inc. or any of its affiliates becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

June 2013	PS-6

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

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An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the price of the underlying equity. For example, we will not make any adjustment for ordinary dividends.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying equity would not.

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The securities may become linked to a different underlying equity upon the occurrence of a reorganization event or upon the delisting of the underlying equity.  For example, if the underlying equity enters into a merger agreement that provides for holders of the underlying equity to receive shares of another entity, the shares of such other entity will become the successor underlying equity for all purposes of the securities upon consummation of the merger.  Additionally, if the underlying equity is delisted or the underlying equity is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another exchange-traded fund to be the successor underlying equity.  See “Additional Terms of the Securities” in this pricing supplement.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, corporate events with respect to the underlying equity that may require a dilution adjustment or the delisting of the underlying equity, CGMI, as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

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The price of the underlying equity may differ from the net asset value per share of the underlying equity.  The price of the underlying equity may not track the value of the securities in which such exchange-traded fund invests.  Although the underlying equity is listed for trading on NYSE Arca and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying equity or that there will be liquidity in the trading market. The underlying equity is subject to management risk, which is the risk that the investment strategies of their investment advisers, the implementation of which is subject to a number of constraints, may not produce the intended results. Finally, because the underlying equity is traded on the NYSE Arca and is subject to market supply and investor demand, the price of the underlying equity may differ from the net asset value per share of the underlying equity.

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The price of the underlying equity may not completely track the performance of the S&P 500® Index. The price of the underlying equity will reflect transaction costs and fees of the underlying equity that are not included in the calculation of the S&P 500® Index.  In addition, the underlying equity may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, the S&P 500® Index.

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Changes made by the investment adviser to the underlying equity or by the sponsor of the S&P 500® Index could adversely affect the value of the securities.  We are not affiliated with the investment adviser to the underlying equity or with the sponsor of the S&P 500® Index.  Accordingly, we have no control over any changes such investment adviser or sponsor may make to the underlying equity or the S&P 500® Index.  Such changes could be made at any time and could adversely affect the performance of the underlying equity.

■
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information about the Underlying Equity

The SPDR® S&P 500® ETF Trust (the “underlying equity”) is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the price and yield performance of the S&P 500® Index.  However, for purposes of the securities, the performance of the underlying equity will reflect only its price performance, as any dividends paid by the underlying equity will not be factored into a determination of the final price of the underlying equity.  The underlying equity is not actively managed by traditional methods, which typically involve effecting changes in its holdings on the basis of judgments made relating to economic,

June 2013	PS-7

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016 financial and market considerations.  The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

You may receive shares of the underlying equity at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the underlying equity dated January 23, 2013 filed by the issuer of the underlying equity and available at http://www.sec.gov/Archives/edgar/data/884394/000119312513025642/d465941d497.htm.  In making your decision to invest in the securities, you should pay particular attention to the section of the prospectus for the underlying equity titled “Summary—Principal Risks of Investing in the Trust.”  The contents of the prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

The underlying equity is a unit investment trust that is managed and maintained by, and is subject to the policies of, State Street Bank and Trust Company, the Trustee of the underlying equity.  The underlying equity is registered with the SEC.  Information provided to or filed with the SEC by the underlying equity can be located by reference to SEC file numbers 033-46080 and 811-06125 through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares of the underlying equity trade on the NYSE Arca under the ticker symbol “SPY.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement for important disclosures regarding the shares of the underlying equity, including certain risks that are associated with an investment linked to the shares of the underlying equity.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying equity or other securities of the underlying equity or any of the stocks included in the S&P 500® Index.  We have derived all disclosures contained in this pricing supplement regarding the underlying equity and the underlying equity from publicly available documents.

The securities represent obligations of Citigroup Inc. only. The underlying equity is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying equity.

Historical Information

The closing price of the underlying equity on June 12, 2013 was $161.75.  We make no representation as to the amount of any dividends that may be paid on the underlying equity in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the underlying equity.

The graph below shows the closing price of the underlying equity for each day such price was available from January 2, 2008 to June 12, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, the underlying equity for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the underlying equity as an indication of future performance.

SPDR® S&P 500® ETF Trust Historical Closing Prices January 2, 2008 to June 12, 2013

June 2013	PS-8

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

SPDR® S&P 500® ETF Trust	High	Low	Dividends
2008
First Quarter	$144.94	$127.90	$0.77541
Second Quarter	$143.08	$127.69	$0.64195
Third Quarter	$130.70	$111.38	$0.66922
Fourth Quarter	$116.00	$75.95	$0.69092
2009
First Quarter	$93.44	$68.11	$0.71934
Second Quarter	$95.09	$81.00	$0.56143
Third Quarter	$107.33	$87.95	$0.51819
Fourth Quarter	$112.67	$102.54	$0.50833
2010
First Quarter	$117.40	$105.87	$0.59019
Second Quarter	$121.79	$103.22	$0.48038
Third Quarter	$114.79	$102.20	$0.53128
Fourth Quarter	$125.92	$113.75	$0.60213
2011
First Quarter	$134.57	$126.21	$0.65276
Second Quarter	$136.54	$126.81	$0.55332
Third Quarter	$135.46	$112.26	$0.62762
Fourth Quarter	$128.68	$109.93	$0.62495
2012
First Quarter	$141.61	$127.49	$0.77013
Second Quarter	$141.79	$128.10	$0.61389
Third Quarter	$147.24	$133.51	$0.68826
Fourth Quarter	$146.27	$135.70	$0.77945
2013
First Quarter	$156.73	$145.53	$1.02183
Second Quarter (through June 12, 2013)	$167.11	$154.14	$0.69372

Additional Terms of the Securities

Dilution and Reorganization Adjustments

The following provisions supersede the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.

The share delivery amount, the initial price, the conversion price and the property we may deliver to you at maturity of the securities will be subject to adjustment from time to time if certain events occur that affect the underlying equity.  Any of these adjustments could have an impact on the value of what you receive at maturity.  CGMI, as calculation agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.  An adjustment will be made for events with an adjustment date (as defined below) from but excluding the trade date to and including the final valuation date, except that, if we deliver shares of the underlying equity at maturity, the share delivery amount will be subject to adjustment for events with an adjustment date up to and including the maturity date.

No adjustments will be required other than those specified below. The required adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the underlying equity during the term of the securities.  See “Summary Risk Factors—An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the price of the underlying equity.”

The calculation agent may elect not to make any of the adjustments described below or may modify any of the adjustments described below if it determines, in its sole discretion, that such adjustment would not be made in any relevant market for options or futures contracts relating to the underlying equity or that any adjustment made in such market would materially differ from the relevant adjustment described below.

Stock Dividends, Stock Splits and Reverse Stock Splits

If the issuer of the underlying equity:

June 2013	PS-9

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

(1) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of shares of the underlying equity with respect to the underlying equity (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“excluded share dividends”)),

(2) subdivides or splits the outstanding shares of the underlying equity into a greater number of shares, or

(3) combines its outstanding shares of the underlying equity into a smaller number of shares,

then, in each of these cases, the share delivery amount will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of shares of the underlying equity outstanding immediately after giving effect to such event and (ii) the denominator of which will be the number of shares of the underlying equity outstanding immediately prior to the open of business on the applicable adjustment date.  An adjustment will also be made to the initial price and the conversion price by dividing the initial price and the conversion price by that dilution adjustment.

Issuance of Certain Rights or Warrants

If the issuer of the underlying equity issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of shares of the underlying equity entitling them to subscribe for or purchase shares of the underlying equity at a price per share less than the then-current market price of the underlying equity, other than excluded rights (as defined below), then, in each case, the share delivery amount will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of the shares of the underlying equity outstanding immediately prior to the open of business on the applicable adjustment date, plus the number of additional shares of the underlying equity offered for subscription or purchase pursuant to the rights or warrants, and (ii) the denominator of which will be the number of shares of the underlying equity outstanding immediately prior to the open of business on the applicable adjustment date, plus the number of additional shares of the underlying equity which the aggregate offering price of the total number of shares of the underlying equity offered for subscription or purchase pursuant to the rights or warrants would purchase at the then-current market price of the underlying equity, which will be determined by multiplying the total number of shares of the underlying equity so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the then-current market price.  An adjustment will also be made to the initial price and the conversion price by dividing the initial price and the conversion price by that dilution adjustment.  To the extent that, prior to the maturity date, after the expiration of the rights or warrants, the issuer of the underlying equity publicly announces the number of shares of underlying equity with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, the share delivery amount will be further adjusted to equal the share delivery amount which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of the underlying equity for which such rights or warrants were actually exercised, and a corresponding adjustment will be made to the initial price and the conversion price.

“Excluded rights” means (i) rights to purchase shares of the underlying equity pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with shares of the underlying equity and may be redeemed by the issuer of the underlying equity.

The “then-current market price” of the underlying equity, for the purpose of applying any dilution adjustment, means the average closing price of the underlying equity for the ten scheduled trading days ending on the scheduled trading day immediately preceding the related adjustment date.  For purposes of determining the then-current market price, if a market disruption event occurs with respect to the underlying equity on any such scheduled trading day, the calculation agent may disregard the closing price on such scheduled trading day for purposes of calculating such average; provided that the calculation agent may not disregard more than five scheduled trading days in such ten–scheduled trading day period.

Spin-offs and Certain Other Non-Cash Distributions

If the issuer of the underlying equity (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of shares of the underlying equity, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of marketable securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of shares of the underlying equity, or declares a record date in respect of an issuance to all holders of shares of the underlying equity of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, excluded share dividends, any rights or warrants referred to above, excluded rights and any reclassification referred to below, then, in each of these cases, the share delivery amount will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the then-current market price of one share of the underlying equity and (ii) the denominator of which will be the then-current market price of one share of the underlying equity less the fair market value as of open of business on the adjustment date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the underlying equity.  An adjustment will also be made to the initial price and the conversion price by dividing the initial price and the conversion price by that dilution

June 2013	PS-10

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016 adjustment.  If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of shares of the underlying equity consists, in whole or in part, of marketable securities (other than marketable securities of a subsidiary of the issuer of the underlying equity), then the fair market value of such marketable securities will be determined by the calculation agent by reference to the closing price of such capital stock.  The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup, whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the denominator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup may, at its option, elect to have the adjustment to the share delivery amount provided by such paragraph not be made and, in lieu of this adjustment, the closing price of the underlying equity on any date of determination thereafter will be deemed to be equal to the sum of (i) the closing price of the underlying equity on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the adjustment date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup, whose determination will be final) so distributed or issued applicable to one share of the underlying equity.  If the closing price of the underlying equity as so determined on the final valuation date is less than the conversion price, each holder of the securities will receive per security at maturity (x) a number of shares of the underlying equity equal to the share delivery amount (with cash in lieu of any fractional share based on the closing price of such shares on the final valuation date) and (y) cash in an amount per security equal to the share delivery amount as of the adjustment date for such dividend, distribution or issuance multiplied by the fair market value determined pursuant to clause (ii) of the immediately preceding sentence.

If the issuer of the underlying equity declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of shares of the underlying equity of the capital stock of one or more of its subsidiaries in the form of marketable securities, the closing price of the underlying equity on any date of determination from and after open of business on the adjustment date will in each case equal the closing price of the underlying equity plus the product of (i) the closing price of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per share of the underlying equity.  If the closing price of the underlying equity as so determined on the final valuation date is less than the conversion price, then in each of these cases, each holder of the securities will receive at maturity per security a combination of (x) a number of shares of the underlying equity equal to the share delivery amount and (y) a number of shares of such subsidiary capital stock equal to the share delivery amount multiplied by the number of shares of such subsidiary capital stock distributed per share of the underlying equity (in each case with cash in lieu of any fractional share based on the closing price of such shares on the final valuation date).  In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If the issuer of the underlying equity declares a record date in respect of a distribution of cash, by dividend or otherwise, to all holders of shares of the underlying equity, other than (a) any permitted dividends described below, (b) any cash distributed in consideration of fractional shares of the underlying equity and (c) any cash distributed in a reorganization event referred to below, then in each case the share delivery amount will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the then-current market price of the underlying equity, and (ii) the denominator of which will be the then-current market price of the underlying equity less the amount of the distribution applicable to one share of the underlying equity which would not be a Permitted Dividend (such amount, the “Extraordinary Portion”).  An adjustment will also be made to the initial price and the conversion price by dividing the initial price and the conversion price by that dilution adjustment.  In the case of an issuer that is organized outside the United States, in order to determine the Extraordinary Portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims any reduction in such taxes to which a U.S. person would generally be entitled under an applicable U.S. income tax treaty, if available.

A “permitted dividend” is (1) any distribution of cash, by dividend or otherwise, to all holders of shares of the underlying equity other than to the extent that such distribution, together with all other such distributions in the same quarterly fiscal period of the issuer of the underlying equity with respect to which an adjustment to the share delivery amount under this “—Certain Extraordinary Cash Dividends” section has not previously been made, per share of the underlying equity exceeds the sum of (a) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the immediately preceding quarterly fiscal period, if any, per share of the underlying equity and (b) 10% of the closing price of the underlying equity on the date of declaration of such distribution, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of shares of the underlying equity have the option to receive either a number of  shares of the underlying equity or a fixed amount of cash.  If the issuer of the underlying equity pays a dividend on an annual basis rather than a quarterly basis, the calculation agent will make such adjustments to this provision as it deems appropriate.

June 2013	PS-11

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under “—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the closing price of the underlying equity on any date of determination from and after open of business on the adjustment date will be deemed to be equal to the sum of (i) the closing price of the underlying equity on such date and (ii) the amount of cash so distributed applicable to one share of the underlying equity.  If the closing price of the underlying equity as so determined on the final valuation date is less than the conversion price, each holder of the securities will receive per security at maturity (x) a number of shares of the underlying equity equal to the share delivery amount (with cash in lieu of any fractional share based on the closing price of such shares on the final valuation date) and (y) cash in an amount per security equal to the share delivery amount as of the adjustment date for such distribution multiplied by the amount of cash determined pursuant to clause (ii) of the immediately preceding sentence.

Reorganization Events

In the event of any of the following “reorganization events” with respect to the issuer of the underlying equity:

•      the issuer of the underlying equity reclassifies the underlying equity, including, without limitation, in connection with the issuance of tracking stock,

•      any consolidation or merger of the issuer of the underlying equity, or any surviving entity or subsequent surviving entity of the issuer of the underlying equity, with or into another entity, other than a merger or consolidation in which the issuer of the underlying equity is the continuing company and in which the shares of the underlying equity of the issuer of the underlying equity outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of the issuer of the underlying equity or another issuer,

•      any sale, transfer, lease or conveyance to another company of the property of the issuer of the underlying equity or any successor as an entirety or substantially as an entirety,

•      any statutory exchange of the underlying equity with securities of another issuer, other than in connection with a merger or acquisition,

•      another entity completes a tender or exchange offer for all the outstanding shares of the underlying equity or

•      any liquidation, dissolution or winding up of the issuer of the underlying equity or any successor of the issuer of the underlying equity,

the closing price of the underlying equity on any date of determination from and after the open of business on the adjustment date will, in each case, be deemed to be equal to the transaction value on such date of determination.  The calculation agent will determine in its sole discretion whether a transaction constitutes a reorganization event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the issuer of the underlying equity or any successor “as an entirety or substantially as an entirety.”  The calculation agent will have significant discretion in determining what “substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the securities.

The “transaction value” will equal the sum of (1), (2) and (3) below:

(1) for any cash received in a reorganization event, the amount of cash received per share of the underlying equity,

(2) for any property other than cash or marketable securities received in a reorganization event, an amount equal to the fair market value on the effective date of the reorganization event of that property received per share of the underlying equity, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup, whose determination will be final, and

(3) for any marketable securities received in a reorganization event, an amount equal to the closing price per unit of these marketable securities on the applicable date of determination multiplied by the number of these marketable securities received per share of the underlying equity, plus, in each case, if shares of the underlying equity continue to be outstanding following the reorganization event, the closing price of the underlying equity.

June 2013	PS-12

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

“Marketable securities” are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange.  The number of shares of any equity securities constituting marketable securities included in the calculation of transaction value pursuant to clause (3) above will be adjusted if any event occurs with respect to the marketable securities or the issuer of the marketable securities between the time of the reorganization event and maturity of the securities that would have required an adjustment as described above, had it occurred with respect to the underlying equity or the issuer of the underlying equity.  Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the calculation agent.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “adjustment date”):

•      in the case of any dividend, distribution or issuance, on the applicable ex-date (as defined below),

•      in the case of any subdivision, split, combination or reclassification, on the effective date thereof, and

•      in the case of any reorganization event, on the effective date of the reorganization event.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the share delivery amount will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the issuer of the underlying equity, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the maturity date, then, upon the cancellation, failure of approval or failure to occur, the share delivery amount, the initial price and the conversion price will be further adjusted to the share delivery amount, the initial price and the conversion price, respectively, which would then have been in effect had adjustment for the event not been made.  All adjustments to the share delivery amount shall be cumulative, such that if more than one adjustment is required to the share delivery amount, each subsequent adjustment will be made to the share delivery amount as previously adjusted.

The “ex-date” relating to any dividend, distribution or issuance is the first date on which shares of the underlying equity trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the issuer of the underlying equity or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

Upon the selection of any successor shares by the calculation agent, on and after the change date, references in this pricing supplement to the underlying equity will no longer be deemed to refer to the original underlying equity and will be deemed instead to refer to the applicable successor shares for all purposes, and references in this pricing supplement to the issuer of the underlying equity will be deemed to be to the issuer of such successor shares.  Upon the selection of any successor shares by the calculation agent, on and after the change date, (i) the share delivery amount for the successor shares will be equal to the share delivery amount for the original underlying equity immediately prior to the change date multiplied by a factor determined by the calculation agent in good faith, taking into account, among other things, the closing price of the original underlying equity on the last valid trading day and (ii) the initial price and conversion price for the successor shares will be equal to the initial price or conversion price, as applicable, for the original underlying equity immediately prior to the change date divided by such factor.  The share delivery amount, initial price and conversion price for the successor shares as so determined will be subject to adjustment for certain corporate events related to the successor shares occurring on or after the change date in accordance with “—Dilution and Reorganization Adjustments.”

The calculation agent will cause notice of the selection of successor shares and the share delivery amount, initial price and conversion price for the successor shares to be furnished to us and the trustee.

Delisting, Liquidation or Termination of the Underlying Equity

If a termination event occurs with respect to the underlying equity as described in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF” in

June 2013	PS-13

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016 the accompanying product supplement and the calculation agent selects successor ETF shares, the calculation agent will make such adjustments to the share delivery amount, the initial price and the conversion price as are appropriate in the circumstances.  If a termination event occurs and the calculation agent has not selected successor ETF shares that are available as of the final valuation date, the calculation agent will calculate the final price in the manner described in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF” in the accompanying product supplement and, if the final price is less than the conversion price, we will not deliver shares of the underlying equity at maturity but instead will pay you cash in an amount per security equal to the final price as so determined multiplied by the share delivery amount.

United States Federal Tax Considerations

You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity for cash, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon sale, exchange or retirement of the securities should be long-term capital gain or loss if you held the securities for more than one year.

•
If you receive shares of the underlying equity (and cash in lieu of any fractional shares) at maturity, you should not recognize loss with respect to the shares of the underlying equity that were received.  Instead, you should have an aggregate tax basis in the shares of the underlying equity that were received (including any fractional shares deemed received) equal to your basis in the securities.  Your holding period for any shares of the underlying equity that were received should start on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize capital loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the securities that is allocable to the fractional share.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the shares of the underlying equity. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the underlying equity with a value equal to the amount you paid to acquire your securities and subsequently sold those shares of the underlying equity for their fair market value at the time your securities are sold, exchanged or retired. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section of the accompanying product supplement called “United States Federal Tax Considerations – Potential Application of Section 1260 of the Code” for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments

June 2013	PS-14

Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016 to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled "United States Federal Tax Considerations" in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, acting as principal, has agreed to purchase from Citigroup Inc., and Citigroup Inc. has agreed to sell to CGMI, the aggregate stated principal amount of the securities set forth on the cover page of this pricing supplement for $975.00 per security. UBS Financial Services Inc., acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of such securities for $975.00 per security. UBS Financial Services Inc. will receive an underwriting discount of $25.00 per security for each security it sells.  The underwriting discount will be received by UBS Financial Services Inc. and its financial advisors collectively. If all of the securities are not sold at the initial offering price, CGMI may change the public offering price and other selling terms.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in each of the accompanying product supplement and prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates.  CGMI or such other affiliates may profit from such expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing price of the underlying equity and, therefore, the value of and your return on the securities. For additional information on the ways in which we may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile

The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the "SVS"). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru

The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay

In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

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Citigroup Inc.
Airbag Return Optimization Securities Based on Shares of the SPDR® S&P 500® ETF Trust due on or about June 20, 2016

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.  The top and bottom of the range for the estimated value of the securities set forth on the cover of this pricing supplement correspond to the top and bottom of the range for the maximum gain set forth on the cover of this pricing supplement.

For a period of approximately eight months following issuance of the securities, the price at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero over the eight-month temporary adjustment period.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2013	PS-16